UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2007

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 444-0900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	N/A

(b)          On May 25, 2007, New Frontier Media, Inc. announced that Karyn Miller, the Company’s Chief Financial Officer, had informed the Company on May 24, 2007, of her intention to resign voluntarily from the Company. Ms. Miller is expected to remain in her current position until the Company appoints her successor, the search for whom has been initiated. Ms. Miller’s voluntary resignation will result in the early termination of her employment agreement, which was scheduled by its terms to expire on March 31, 2009. Her employment agreement does not contain a provision for any post-employment or severance compensation benefits in connection with her voluntary resignation. Additional information regarding Ms. Miller’s resignation is included in the Company’s press release dated May 25, 2007, which is furnished with this current report as an exhibit.

(c) – (f)	N/A

Item 9.01.	Financial Statements and Exhibits.

(a) – (c)	N/A

(d)	Exhibits.

	Exhibit No.	Description

	99.1	Press release dated May 25, 2007 furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2007	NEW FRONTIER MEDIA, INC

By: /s/ Karyn Miller Name: Karyn Miller Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 25, 2007 furnished herewith.

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